Exhibit 99.1

1847 GOEDEKER INC. ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Achieved $152.8 Million in Net Sales, Representing 23.5% Year-Over-Year Growth Relative to Combined
Proforma Sales Results for Q1 2021

Reaffirms FY 2022 Guidance for Revenue Growth, Gross Margin and Adjusted EBITBA Margin

BROOKLYN, N.Y.--(BUSINESS WIRE)-- 1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker” or the “Company”), a content driven and technology enabled shopping destination for appliances, furniture and home goods in the U.S. household appliances market, today reported financial results for the period ended March 31, 2022. The Company’s 10-Q and additional information can be accessed at https://investor.goedekers.com/.

Financial Highlights

FIRST QUARTER 2022

●	Net product sales for the quarter were $152.8 million.

●	Gross profit for the quarter was $35.9 million (23.5% margin).

●	Net income for the quarter was $5.9 million, or $0.06 per diluted common share.

●	Adjusted EBITDA for the quarter was $13.5 million (9% margin).

Business and Strategy Highlights

●	Secured affordable, non-dilutive capital to support our key strategic and corporate initiatives through a $140 million credit agreement with Bank of America.

●	Finalized a new name, logo and brand ethos that will be announced in the coming weeks.

●	Made meaningful progress to build out the Company’s B2B solutions offering, adding contracts with new developers.

●	Added top tier talent with significant experience in marketing, branding and human resources to build out our management team.

Albert Fouerti, Chief Executive Officer and Director, commented:

“We established strong financial momentum in the first quarter, with our net sales of $152.8 million growing 23.5% relative to first quarter 2021 combined proforma net sales. We reaffirm our previously articulated guidance of expected high teens to low 20s net sales growth relative to combined proforma net sales for 2021, with gross margins and adjusted EBITDA margins relatively flat to our combined proforma 2021 results. We are proud of the progress we are making on key initiatives aimed to help strengthen our underlying business for the long-term. Over the past quarter, we continued to lay the building blocks of growth by finalizing our rebrand process, growing the B2B pipeline and improving our capital position due to our recently announced credit agreement with Bank of America. We believe that 2022 should be a transformative year on the road to our goal of becoming a company with a billion dollars in revenue over the next few years.”

Guidance

The Company reaffirms the previously articulated full-year guidance, which includes high teens to low 20s net sales growth for fiscal year 2022 relative to the Company’s combined proforma net sales for fiscal year 2021. The Company continues to expect its gross margins and adjusted EBITDA margins to be relatively flat to 2021 combined proforma results, which were 23.3% and 9.0%, respectively. The Company will continue to assess the sustained supply chain disruptions, significant inflation and geopolitical uncertainty, and will refine the outlook over the course of the year if these macroeconomic headwinds ease.

Investor Conference Call

The Company will host an investor conference call at 8:00 a.m. ET today to review its results. The phone number for the investor conference call is 1-844-881-0136 (toll-free) or 1-412-902-6507 (international); please ask to join the Goedeker Q1 2022 Earnings Call. This call and all supplemental information can be accessed on Goedeker’s investor relations site at https://investor.goedekers.com.

About Goedeker

Goedeker is a content-driven and technology-enabled shopping destination for appliances, furniture and home goods. Since its acquisition of Appliances Connection, Goedeker has evolved into a growth-oriented ecommerce platform with a distinct offering of core, premium, luxury and private label brands that can be accessed through a convenient point-and-click experience. The Company’s priorities include offering an expansive selection, high-touch product expertise and reliable shipping from its expanding, nationwide fulfillment network. Learn more at www.Goedekers.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Non-GAAP Financial Measures

The Company’s audited consolidated financial statements and unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company believes the non-GAAP financial measures presented in this press release will help investors understand the financial condition and operating results of the Company and assess the Company’s future prospects. The Company believes these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

The Company recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

The non-GAAP financial measure used in this press release is adjusted EBITDA. The Company defines adjusted EBITDA as net income before income taxes, depreciation and amortization, financing costs, interest expense, sales tax accrual and one-time non-operational events. Adjusted EBITDA is not calculated in accordance with GAAP and should not be considered an alternative to any financial measure that was calculated under GAAP. Adjusted EBITDA is used to facilitate a comparison of the ordinary, ongoing and customary course of the operations of the combined company on a consistent basis from period to period and provide an additional understanding of factors and trends affecting the business of the Company. Adjusted EBITDA may not be comparable to similarly titled non-GAAP measures used by other companies as other companies may have calculated the measures differently.

The reconciliation of adjusted EBITDA to net income for the Company is provided below (in millions):

Three Months Ended
31-Mar-22
NET INCOME	$5.9

ADJUSTMENTS
Interest Expense	0.9
Depreciation and Amortization	2.7
Income Taxes	3.4
EBITDA	12.9

Severance	0.2
Management Fees	0.1
Other one-time adjustments*	0.3

ADJUSTED EBITDA	$13.5

*	One-time adjustments mainly include costs not related to our on-going operating results

Contacts

Goedeker Investor Relations

Greg Marose / Ashley Areopagita

IR@goedekers.com

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